UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2018

Nanometrics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 545-6000

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2018, the Board of Directors of Nanometrics Incorporated appointed Jonathan H. Chou as its new Chief Financial Officer, contingent upon and effective on his first day employment with Nanometrics, which is contemplated to be March 5, 2018. In that role, Mr. Chou will be Nanometrics’ principal financial officer and principal accounting officer.  Effective on Mr. Chou’s first day of employment with Nanometrics, Greg Swyt will cease to be Nanometrics’ principal financial officer.

Mr. Chou, 53, brings to Nanometrics over 25 years of financial leadership and management, including in the semiconductor capital equipment and global electronics and consumer manufacturing industries. Since 2010 he has served as the chief financial officer of Kulicke & Soffa Industries Inc., a global leader in the design and manufacture of semiconductor assembly equipment, where he was responsible for all aspects of Kulicke & Soffa’s finance function. During this time, he also served as: executive vice president from October 2016 to November 2017, with additional responsibility for worldwide facilities in addition to Finance, IT and Investor Relations; interim chief executive officer from October 2015 to October 2016, with additional responsibility for all aspects of the company’s business; and as senior vice president from December 2010 to October 2015, with additional responsibility for global information technology.  Prior to Kulicke & Soffa, Mr. Chou was the chief financial officer of Feihe International, a NYSE-listed company based in China, from 2008 until 2010.  Previous senior financial management positions included posts at Honeywell International, where he was Asia/Pacific corporate chief financial officer and vice president of merger and acquisitions from 2006 until 2007, at Tyco International, where he was Asia regional chief financial officer in Singapore from 2003 until 2006, and at Lucent Technologies, where he was Asia/Pacific chief financial officer and regional controller from 2000 until 2003. Since 2010, Mr. Chou has served on the board of directors of MicroPort Scientific, a Hong Kong Stock Exchange-listed medical device company headquartered in Shanghai. Mr. Chou holds a B.A. from the University at Buffalo, and an MBA from Duke University, Fuqua School of Business.

In connection with Mr. Chou’s appointment as Chief Financial Officer, the Compensation Committee of Nanometrics approved the compensation terms for Mr. Chou  as follows:  (1) a base salary of $370,000 per year, and will have a target bonus for 2018 of 65% of base salary; (2) a restricted stock unit grant to acquire shares of Nanometrics common stock having a value of $900,000, vesting with respect to 1/3 of the shares each year for three years; (3) a performance restricted stock unit grant to acquire shares of Nanometrics common stock having a value of $300,000 vesting with respect to 1/3 of the shares each year for three years, subject to meeting specified stock price performance metrics and Mr. Chou’s continued service with Nanometrics; and (4) relocation assistance not to exceed $35,000.

In addition, the approved terms provide that Nanometrics and Mr. Chou will enter into a General Severance Benefits and Change in Control Severance Benefits Agreement pursuant to which: (a) in the event Nanometrics terminates Mr. Chou’s employment without “cause” or Mr. Chou resigns for “good reason” not within 12 months of a “change of control” (each to be defined in the employment agreement), Mr. Chou will receive continued base salary for 12 months, a lump sum payment of his target bonus and COBRA health coverage at Nanometrics’ expense for 12 months: and (b) in the event Nanometrics terminates Mr. Chou’s employment without “cause” or Mr. Chou resigns for “good reason” within 12 months of a “change of control”, Mr. Chou will receive continued base salary for 18 months, a lump sum payment of his target bonus, COBRA health coverage at Nanometrics’ expense for 18 months, and accelerated vesting of all of his outstanding equity grants. In addition, Nanometrics will enter into its standard form of indemnification agreement with Mr. Chou.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanometrics Incorporated

Dated: February 26, 2018	By:	/s/ Janet Taylor
Janet Taylor General Counsel